                                                                    EXHIBIT 10.8

                         GUARANTY AND SECURITY AGREEMENT

        THIS GUARANTY AND SECURITY AGREEMENT dated as of August 27, 1999, is made by each of the signatories hereto (the "GRANTORS"), in favor of OMNICOM GROUP, INC., a New York corporation ("LENDER").

                                    RECITALS

        A. Concurrently herewith, Organic, Inc., a Delaware corporation ("BORROWER") is entering into a Loan Agreement dated of even date herewith (as the same from time to time hereafter may be amended, modified, supplemented or restated, the "LOAN AGREEMENT"), by and between Borrower and Lender, pursuant to which Lender has agreed to lend certain funds (the "LOANS") to Borrower for the purposes, on the terms and subject to the conditions set forth in the Loan Agreement.

        B. Lender is willing to make and maintain the Loans to Borrower on and after the date of the Loan Agreement, but only upon the condition, among others, that Grantors shall have executed and delivered this Guaranty and Security Agreement to Lender.

                                    AGREEMENT

        NOW, THEREFORE, in order to induce Lender to enter into the Loan Agreement and to make the Loans available thereunder, and for other good and valuable consideration, and intending to be legally bound, each Grantor hereby represents, warrants, covenants and agrees as follows:

        SECTION 1. DEFINED TERMS.

                1.1 DEFINED TERMS. Unless otherwise defined herein, (a) the capitalized terms defined in the Loan Agreement are used herein as therein defined and (b) the following capitalized terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

        "ACCOUNT" means any "account," as such term is defined in Section 9106 of the UCC, now owned or hereafter acquired by any Grantor or in which any Grantor now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to any Grantor (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by any Grantor or from any other transaction, whether or not the same involves the sale of goods or services by any Grantor (including, without limitation, any such obligation which may be characterized as an account or contract right under the UCC) and all of any Grantor's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of any Grantor's rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to any Grantor under all purchase orders and contracts for the sale of goods or the performance of services or both by any Grantor (whether or not yet earned by performance on the part of any Grantor or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

        "ACCOUNT DEBTOR" means any "account debtor," as such term is defined in
Section 9105(1)(a) of the UCC.

        "BORROWER OBLIGATIONS" means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Lender whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Loan Agreement, this Guaranty and Security Agreement, or any other Loan Document, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Lender that are required to be paid by the Borrower pursuant thereto) or otherwise; provided that, Borrower Obligations shall not include any L/C and Guaranty Obligations so long as Borrower has performed each of its obligations under the last two sentences of Section 2.1.3(b) of the Loan Agreement.

        "CHATTEL PAPER" means any "chattel paper," as such term is defined in
Section 9105(1)(b) of the UCC, now owned or hereafter acquired by any Grantor or in which any Grantor now holds or hereafter acquires any interest.

        "COLLATERAL" shall have the meaning assigned to such term in Section 2 of this Guaranty and Security Agreement.

        "CONTRACTS" means all contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Grantor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

        "COPYRIGHT LICENSES" means any written agreement naming any Grantor as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

        "COPYRIGHTS" means (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including,, without limitation, those listed in SCHEDULE 3), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

        "DEPOSIT ACCOUNT" means any "deposit account" as such term is defined in
Section 9105(1)(e) of the UCC, and shall include, without limitation, any demand, time, savings passbook or like account, now or hereafter maintained by or for the benefit of any Grantor, or in which any Grantor now holds or hereafter acquires any interest, with a bank, savings and loan association, credit union or like organization (including Lender) and all funds and amounts therein, whether or not restricted or designated for a particular purpose; provided, that the definition of "deposit account" shall not include any account for which such Grantor is acting solely as a trustee or fiduciary on behalf of a third-party, including without limitation a 401(k) account.

        "DOCUMENTS" means any "documents," as such term is defined in Section 9105(1)(f) of the UCC, now owned or hereafter acquired by any Grantor or in which any Grantor now holds or hereafter acquires any interest.

        "DOMESTIC SUBSIDIARY" means a Subsidiary incorporated or organized under the laws of one of the States or other jurisdictions of the United States.

        "EQUIPMENT" means any "equipment," as such term is defined in Section 9109(2) of the UCC, now or hereafter owned or acquired by any Grantor or in which any Grantor now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all machinery, equipment, furnishings, vehicles, trucks, forklifts, tractors and trailers (whether or not registerable), mainframe, personal and other computers, terminals and printers and related components and accessories, all copiers, telephonic, video, electronic data-processing and data storage equipment -and all packaging, mailing and other office, production or warehouse equipment of any nature whatsoever, and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

        "FOREIGN SUBSIDIARY" means any Subsidiary that is not a Domestic Subsidiary.

        "FOREIGN SUBSIDIARY CAPITAL STOCK" means the Capital Stock of any Foreign Subsidiary.

        "GENERAL INTANGIBLES" means any "general intangibles," as such term is defined in Section 9106 of the UCC, now owned or hereafter acquired by any Grantor or in which any Grantor now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all right, title and interest which any Grantor may now or hereafter have in or under any Contract, all customer lists, Intellectual Property of any kind or nature, all proprietary or confidential information, inventions `(whether or not patented or patentable), interests in partnerships, joint ventures and other business associations, permits, books and records, goodwill (including, without limitation, the goodwill associated with any trademark, trademark registration or trademark licensed under any trademark license), claims in or under insurance policies, including unearned premiums, uncertificated securities, cash and other forms of money or currency, rights to sue for past, present and future infringement of copyrights, trademarks and patents, rights to receive tax refunds and other payments and rights of indemnification.

        "GUARANTOR" means the collective reference to each Grantor other than the Borrower.

        "GUARANTOR OBLIGATIONS" means, with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Guaranty and Security Agreement (including, without limitation, Section 10) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to Lender that are required to be paid by such Guarantor pursuant to the terms of this Guaranty and Security Agreement or any other Loan Document).

        "GUARANTY AND SECURITY AGREEMENT" means this Guaranty and Security Agreement and all Schedules hereto, as the same may from time to time be amended, modified, supplemented or restated.

        "INSTRUMENTS" means any "instrument," as such term is defined in Section 9105(1)(i) of the UCC now owned or hereafter acquired by any Grantor or in which any Grantor now holds or hereafter acquires any interest, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper, and whether or not constituting "instruments" as so defined, all Pledged Notes, provided that, "instruments" as so defined shall not include any note issued by an employee of a Grantor to that Grantor in an original principal amount, at or prior to Closing, of less than $200,000, or after Closing, of less than $15,000 ("EXCLUDED EMPLOYEE NOTES").

        "INTERCOMPANY NOTE" means any promissory note evidencing loans made by any Grantor to any of its Subsidiaries.

        "INVENTORY" means any "inventory," as such term is defined in Section 9109(4) of the UCC, wherever located, now or hereafter owned or acquired by any Grantor or in which any Grantor now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property which are held by or on behalf of any Grantor for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in any Grantor's business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods whether or not such inventory is listed on any schedules, assignments or reports furnished to Lender from time to time and whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of any Grantor or is held by any Grantor or by others for any Grantor's account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory of any Grantor which may be located on premises of any Grantor or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other persons.

        "INVESTMENT PROPERTY" means (i) any "investment property," as such term is defined in Section 9115(f) of the UCC, now owned or hereafter acquired by any Grantor or in which any Grantor now holds or hereafter acquires any interest, and shall include, without limitation, all certificated securities, uncertificated securities, security entitlements, security accounts, commodity contracts and commodity. accounts as each such term is defined in the UCC, and
(ii) whether or not constituting "investment property" as so defined, all Pledged Stock, provided that, "investment property" as so defined shall not include (a) any Excluded Employee Notes, (b) any Foreign Subsidiary Capital Stock, or (c) any shares of stock held by the Borrower in HomeGrocer.Com, Inc., a Delaware corporation, Stan Lee Media, Inc., a Delaware corporation, or Worldly Information Network, Inc., a Delaware corporation.

        "ISSUERS" means the collective reference to each issuer of any Investment Property.

        "LICENSE" means any license of rights or interests now held or hereafter acquired by any Grantor or in which any Grantor now holds or hereafter acquires any interest and any renewals or extensions thereof

        "PATENT LICENSE" means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent. "

        "PATENTS" means (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in SCHEDULE 3, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in SCHEDULE 3, and (iii) all rights to obtain any reissues or extensions of the foregoing.

        "PLEDGED NOTES" means all promissory notes listed on SCHEDULE 2, all Intercompany Notes at any time issued to any Grantor, and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business and Excluded Employee Notes).

        "PLEDGED STOCK" means the shares of Capital Stock listed on SCHEDULE 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Guaranty and Security Agreement is in effect other than Foreign Subsidiary Capital Stock.

        "PROCEEDS" means "proceeds," as such term is defined in Section 9306(1) of the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to any Grantor from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Grantor from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) any claim of any Grantor against third parties (i) for past, present or future infringement of any Intellectual Property or (ii) for past, present or future infringement or dilution of any trademark or trademark license or for injury to the goodwill associated with any trademark, trademark registration or trademark licensed under any trademark license, (e) all certificates, dividends, cash, Instruments and other property received or distributed in respect of or in exchange for any Investment Property, and (f) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

        "SECURED OBLIGATIONS" means collectively the Borrower Obligations and the Guarantor Obligations.

        "SECURITIES ACT" means the Securities Act of 1933, as amended.

        "TRADEMARK LICENSE" means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

        "TRADEMARKS" means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in SCHEDULE 3, and (ii) the right to obtain all renewals thereof.

        "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lender's security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

                1.2 Other Definitional Provisions.

                        (a) The words "hereof," "herein," "hereto," and "hereunder" and words of similar import when used in this Guaranty and Security Agreement shall refer to this Guaranty and Security Agreement as a whole and not to any particular provision of this Guaranty and Security Agreement, and Section and Schedule references are to this Guaranty and Security Agreement unless otherwise specified.

                        (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                        (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

        SECTION 2. GRANT OF SECURITY INTEREST. As collateral security for the prompt, full, complete and final payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations, and in order to induce Lender to enter into the Loan Agreement and to make the Loans available to and for the benefit of Borrower upon the terms and subject to the conditions thereof, each Grantor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Lender a security interest in and to all of such Grantor's right, title and interest in, to and under each of the following now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (all of which being hereinafter collectively called the "COLLATERAL"):

                        (a) All Accounts;

                        (b) All Chattel Paper;

                        (c) All Contracts;

                        (c) All Deposit Accounts;

                        (e) All Documents;

                        (f) All Equipment;

                        (g) All General Intangibles;

                        (h) All Instruments;

                        (i) All Intellectual Property;

                        (j) All Inventory;

                        (k) All Investment Property;

                        (l) All property of any Grantor held by Lender, or any other party for whom Lender is acting as agent hereunder, including, without limitation, all property of every description now or hereafter in the possession or custody of or in transit to Lender or such other party, for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of any Grantor, or as to which any Grantor may have any right or power;

                        (m) All other "goods," as such term is defined in
Section 9109 of the UCC, of any Grantor, whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, any Grantor and wherever located, and all books and records of any Grantor, including ledgers, records concerning any Grantor's assets or liabilities, the Collateral, business operations or financial condition, and all computer programs, or tape files, and the equipment containing such information;

                        (n) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

        Notwithstanding the foregoing provisions of this SECTION 2, the grant of a security interest as provided herein shall not extend to, and the term "Collateral" shall not include any agreements, instruments, contracts or licenses of any Grantor if and to the extent such instrument, agreement, contract or license contains restrictions on assignments and the creation of Liens, or under which such an assignment or Lien would cause a default to occur under such agreement, instrument, contract or license (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-318(4) of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect.

        SECTION 3. RIGHTS OF LENDER; COLLECTION OF ACCOUNTS.

                        (a) (a) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts, Contracts and Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Lender shall not have any obligation or liability under any Account (or any agreement giving rise thereto), Contract, or

License by reason of or arising out of this Guaranty and Security Agreement or the granting to Lender of a security interest therein or the receipt by Lender of any payment relating to any Account (or any agreement giving rise thereto), Contract, or License pursuant hereto, nor shall Lender be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), Contract, or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                        (b) (b) Lender authorizes each Grantor to collect its Accounts, provided that Lender may, upon the occurrence and during the continuation of any Event of Default and without notice, limit or terminate said authority at any time. If required by Lender at any time upon the occurrence and during the continuation of any Event of Default, any Proceeds, when first collected by any Grantor, received in payment of such Account or in payment for any of its Inventory or on account of any of its Contracts or Licenses shall be promptly (and, in any event, within two Business Days) deposited by such Grantor in the exact form received (with all necessary endorsements) in a special bank account maintained under the sole dominion and control of Lender, subject to withdrawal by Lender only, as hereinafter provided, and until so turned over shall be deemed to be held in trust by such Grantor for and as Lender's property, and shall not be commingled with such Grantor's other funds or properties. Each such deposit of Proceeds shall be accompanied by a report identifying in reasonable detail the nature and source of the payments in the deposit. Such Proceeds, when deposited, shall continue to be collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided. Upon the occurrence and during the continuation of any Event of Default, Lender may, in its sole discretion, apply all or a part of the funds on deposit in said special account to the principal of or interest on or both in respect of any of the Secured Obligations in accordance with the Loan Agreement, and any part of such funds which Lender elects not to so apply and deems not required as collateral security for the Secured Obligations shall be paid over from time to time by Lender to such Grantor. If an Event of Default has occurred and is continuing, at the request of Lender, each Grantor shall deliver to Lender all original and other documents evidencing, and relating to, the sale and delivery of such Inventory and each Grantor shall deliver all original and other documents evidencing and relating to, the performance of labor or service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts.

                        (c) Lender may at any time, upon the occurrence and during the continuation of any Event of Default, after first notifying each Grantor of its intention to do so, notify Account Debtors of each Grantor, parties to the Contracts of each Grantor, obligors in respect of Instruments of each Grantor and obligors in respect of Chattel Paper of each Grantor that the Accounts and the right, title and interest of Grantors in and under such Contracts, Instruments, and `Chattel Paper have been assigned to Lender, and that payments shall be made directly to Lender. Upon the request of Lender, each Grantor shall so notify such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper. Upon the occurrence and during the continuation of an Event of Default, Lender may, in its name, or in the name of others communicate with such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper to verify with such parties, to Lender's satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper, and each Grantor shall furnish all such assistance and information as Lender may reasonably require in connection with such verification.

        SECTION 4. REPRESENTATIONS AND WARRANTIES. Each Grantor hereby represent and warrant to Lender that:

                        (a) TITLE; NO OTHER LIENS. Except for the security interest granted to Lender pursuant to this Guaranty and Security Agreement and other Permitted Liens, Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by any Grantor in favor of Lender pursuant to this Guaranty and Security Agreement or such as relate to other Permitted Liens.

                        (b) PERFECTED FIRST PRIORITY LIENS. This Guaranty and Security Agreement creates a legal and valid security interest on and in all of the Collateral in which any Grantor now have rights, and upon the taking of the Required Actions described below, Lender shall have a fully perfected security interest in all of the Collateral in which any Grantor now have rights, subject only to the Permitted Liens, to the extent a security interest can be perfected by the taking of the Required Actions. This Guaranty and Security Agreement will create a legal and valid and fully perfected security interest in the Collateral in which any Grantor later acquires rights, when such Grantor acquires those rights, subject only to the Permitted Liens, to the extent a security interest can be perfected by the taking of the Required Actions, The security interests granted pursuant to this Guaranty and Security Agreement are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens, to the extent a perfected first priority security interest in the Collateral can be created by the taking of the Required Actions. For purposes hereof, "REQUIRED ACTIONS" means (i) the filing of Uniform Commercial Code financing statements in all jurisdictions in the United States where such filings are necessary or desirable to perfect and protect the Lender's security interest in the Collateral, (ii) delivery of notices to each bank, savings and loan association, credit union or like organization located in California where a Grantor maintains a Deposit Account, (iii) delivery of certificates (and where necessary or desirable, stock powers in blank) representing the Pledged Stock to Lender, (iv) delivery of each Instrument to Lender, (v) execution and delivery of a control agreement with each securities intermediary where a Grantor maintains a securities account (as such terms are defined in the UCC), and (vi) filing of Assignments for Security (Trademarks) with the United States Patent and Trademark Office. Upon Lender's reasonable request, Grantors will take such other actions necessary or desirable to perfect and protect such security interest.

                        (c) CHIEF EXECUTIVE OFFICE; LOCATION OF COLLATERAL. Each Grantor's chief executive office , principal place of business, and the place where each Grantor maintains its records concerning the Collateral are presently located at the address(es) set forth on SCHEDULE 1. The Collateral, other than deposit accounts, is presently located at the address(es) set forth on SCHEDULE
1. Grantors shall not change such chief executive office or principal place of business or remove or cause to be removed, except in the ordinary course of Grantors' business, the Collateral or the records concerning the Collateral from those premises without prior written notice to Lender.

                        (d) LIST OF CERTAIN COLLATERAL. All Collateral existing on the Closing Date with respect to which a security interest may be perfected by the secured party's taking possession thereof, including, without limitation, all Instruments and certificated securities, are set forth on SCHEDULE 2. All action necessary to protect and perfect such security interest in each item set forth on SCHEDULE 2 including, without limitation, the delivery of all originals thereof to Lender has been duly taken, or shall have been taken as of the Closing Date.

                        (e) INTELLECTUAL PROPERTY. SCHEDULE 3 lists all Copyrights, Patents, and Trademarks owned by each Grantor in its own name on the date hereof. On the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and, to the best of such Grantor's knowledge, does not infringe the intellectual property rights of any other Person. Except as set forth in SCHEDULE 3, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor except for licenses entered into in the ordinary course of business. No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect. No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor's ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.

                        (f) CONTRACTS.

                                (i) Each Contract is in full force and effect
and constitutes a valid and legally enforceable obligation of the parties thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                                (ii) No consent or authorization of, filing with
or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity, or enforceability of any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature.

                                (iii) Neither such Grantor nor (to the best of
such Grantor's knowledge) any *of the other parties to the Contracts is in default in the performance or observance of any of the terms thereof in any manner that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                                (iv) The right, title and interest of such
Grantor in, to and under the Contracts are not subject to any defenses, offsets, counterclaims or claims that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                                (v) No amount payable to such Grantor under or
in connection with any Contract is evidenced by any Instrument which has not been delivered to Lender.

                        (g) INVESTMENT PROPERTY.

                                 (i) The shares of Pledged Stock pledged by such
Grantor hereunder constitute all the issued and outstanding shares of all classes of the capital stock of each Issuer owned by such Grantor.

                                (ii) All the shares of the Pledged Stock have
been duly and validly issued and are fully paid and nonassessable.

                               (iii) Each of the Pledged Notes constitutes the
legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                                (iv) Such Grantor is the record and beneficial
owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Guaranty and Security Agreement and the Liens described in clause (h) of the definition of "Permitted Liens."

                        (h) ACCOUNTS. No amount payable to such Grantor under or in connection with any Account is evidenced by any Instrument which has not been delivered to Lender. The amounts represented by such Grantor to Lender from time to time as owing to such Grantor in respect of the Accounts will at such times be accurate.

        SECTION 5. COVENANTS. Each Grantor covenants and agrees with Lender that from and after the date of this Guaranty and Security Agreement and until the Secured Obligations have been completely and finally paid in full:

                5.1 FURTHER ASSURANCES; PLEDGE OF INSTRUMENTS. At any time and from time to time, upon the written request of Lender, and at the sole expense of Grantors, Grantors shall promptly and duly execute and deliver, and have recorded, any and all such further instruments and documents and take such further action as Lender may reasonably deem necessary to preserve and protect its lien in the Collateral, including, without limitation, (a) filing any financing or continuation statements under the UCC with respect to the security interests granted hereby, and (b) transferring Collateral to Lender's possession (if a security interest in such Collateral can be perfected and free from an adverse claim only by possession). Grantors also hereby authorize Lender, to the extent permitted by applicable law, to file any such financing or continuation statement (including consignment filings) without the signature of Grantors. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument or certificated security, such Instrument or certificated security, other than checks and notes received in the ordinary course of Grantors' business, shall be duly endorsed in a manner satisfactory to Lender and delivered to Lender promptly upon such Grantor's receipt thereof, to be held as Collateral pursuant to this Guaranty and Security Agreement. Such Grantor shall maintain the security interest created by this Guaranty and Security Agreement as a perfected security interest prior to all other Liens on the Collateral except for Permitted Liens and shall defend such security interest against claims and demands of all Persons whomsoever.

                5.2 MAINTENANCE OF RECORDS. Grantors shall keep and maintain at their own cost and expense satisfactory and complete records of the Collateral.

                5.3 ACCOUNTS, CONTRACTS, ETC.

                        (a) In all material respects, each Grantor shall perform and comply with all obligations in respect of Accounts, Chattel Paper, Contracts, Documents, Instruments and Licenses and all other agreements to which it is a party or by which it is bound; provided, however, that a Grantor may suspend its performance thereunder in the event of a material breach of any such obligations by third parties.

                        (b) Other than in the ordinary course of business consistent with its past practice, such Grantor shall not (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any party liable for the payment of any Account (iv) allow any credit or discount whatsoever on any Account or (v) amend, supplement or modify any Account in any manner that could adversely affect the value thereof.

                        (c) Such Grantor shall deliver to Lender a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 10% of the aggregate amount of the then outstanding Accounts.

                        (d) Such Grantor shall not amend, modify, terminate or waive any provision of any Contract in any manner which could reasonably be expected to materially adversely affect the value of such Contract as Collateral.

                        (e) Such Grantor will exercise promptly and diligently each and every material right which it may have under each Contract (other than any right of termination).

                        (f) Such Grantor will deliver to the Lender a copy of each material demand, notice or document received by it relating in any way to any Contract that questions the validity or enforceability of such Contract.

                5.4 LIMITATION ON LIENS ON COLLATERAL. Grantors shall not create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any lien on the Collateral, except the Permitted Liens. Grantors shall further defend the right, title and interest of Lender in and to any of Grantors' rights under the Chattel Paper, Contracts, Documents, General Intangibles, Instruments and Investment Property and to the Equipment and Inventory and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever.

                5.5 FURTHER IDENTIFICATION OF COLLATERAL. Grantors shall, if so requested by Lender, furnish to Lender, as often as Lender shall reasonably request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lender may reasonably request, all in reasonable detail.

                5.6 NOTICES. Grantors shall advise Lender promptly, in reasonable detail, of (a) any lien, other than Permitted Liens, attaching to or asserted against any of the Collateral which would adversely affect the ability of Lender to exercise its remedies hereunder, and (b) the occurrence of any other event which might have or result in a Material Adverse Effect with respect to the Collateral or on the security interest created hereunder.

                5.7 CONTINUOUS PERFECTION. Grantors shall not (a) change their names, identities or corporate structures in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9402(7) of the UCC (or any other then applicable provision of the UCC) or (b) permit any of the tangible Collateral to be kept at a location other than those listed on SCHEDULE 1, other than Collateral delivered to Lender or sold or disposed of to the extent permitted under the Loan Agreement or this Guaranty and Security Agreement, unless Grantors shall have given Lender at least twenty (20) days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by Lender including, without limitation, delivery of all additional executed financing statements or continuation statements to maintain the validity, perfection and priority of the security interest provided herein and, if applicable, a written supplement to
Schedule I showing any additional location at which the Collateral shall be located so that it is not seriously misleading.

                5.8 INTELLECTUAL PROPERTY.

                        (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists (if any) in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark,
(iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless Lender shall obtain a perfected security interest in such mark pursuant to this Guaranty and Security Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

                        (b) Such Grantor (either itself or through licensees) will not do any act or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

                        (c) Such Grantor (either itself or through licensees)
(i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

                        (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

                        (e) Such Grantor shall notify Lender immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

                        (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof such Grantor shall report such filing to Lender within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of Lender, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Lender may reasonably request to evidence Lender's security interest in any Copyright, Patent or Trademark under the laws of the United States and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

                        (g) Such Grantor shall take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

                        (h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall
(i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify Lender after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

                5.9 INVESTMENT PROPERTY.

                        (a) (a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the capital stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of Lender, hold the same in trust for Lender and deliver the same forthwith to Lender in the exact form received, duly indorsed by such Grantor to Lender, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if Lender so requests, signature guaranteed, to be held by Lender, subject to the terms hereof, as additional collateral security for the Secured Obligations. Except as provided in Section 5.9(d) below, any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer, unless otherwise subject to a perfected security interest in favor of Lender, shall be paid over to Lender to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property, in each case, pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of Lender, be delivered to Lender to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property that are required to be paid over or delivered to Lender pursuant to the foregoing sentence shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered Lender, hold such money or property in trust for Lender, segregated from other funds of such Grantor, as additional collateral security for the Secured Obligations.

                        (b) Without the prior written consent of Lender, such Grantor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Loan Agreement and except as provided in Section 5.9(d) below), (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Guarantee and Security Agreement and as provided in Section 5.9(d) below and except for Liens described in clause (h) of the definition of "Permitted Liens," or (iii) enter into any agreement or undertaking restricting the fight or ability of such Grantor or Lender to sell, assign or transfer any of the Investment Property or Proceeds thereof except such restrictions as are required by the federal and state securities laws to obtain an exemption from registration or otherwise and except such restrictions as are contained in the Loan Agreement, this Guaranty and Security Agreement, and any other Loan Document.

                        (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Guaranty and Security Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify Lender promptly in writing of the occurrence of any of the events described in Section 5.9(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 10(c), (d) and (e) shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to
Section 10(c), (d) or (e) with respect to the Investment Property issued by it.

                        (d) With respect to Venture Investments, Borrower:

                                (i) may contribute the shares evidencing such
investments, whether or not certificated, into an employee incentive fund; provided that, notwithstanding such contribution, such shares shall continue to be subject to the security interests created hereby until such shares are sold or otherwise disposed of;

                                (ii) may sell or otherwise dispose of such
shares without notice to or consent of Lender, so long as upon such sale or disposition, subject to clause (iii) below, Borrower shall either (x) immediately deposit the proceeds therefrom into a deposit account or a securities account (and Borrower shall, at Lender's request, take all such actions necessary or desirable to perfect and protect Lender's lien in such account and such proceeds) or (y) within twelve months of such sale or disposition, reinvest such proceeds in Borrower's business (including without limitation making investments and acquisitions to the extent permitted by the Loan Agreement), provided that, Borrower may not distribute any portion of such proceeds to employees until payment and performance in full of all of the Secured Obligations and termination of the Commitments; provided further that, Borrower may not sell or otherwise dispose of any such shares to Affiliates of Borrower; and

                                (iii) to the extent the proceeds described in
clause (ii) above (and proceeds from any prior sales or dispositions of such shares) exceed $5,000,000 in the aggregate, shall immediately repay the Revolving Loans in an amount equal to such excess amount, without penalty or premium, together with all unpaid interest accrued thereon to the date of repayment (and the Revolving Commitment shall be deemed permanently reduced by the amount of such prepayment).

                5.10 PAYMENT OF SECURED OBLIGATIONS. Such Grantor shall pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

        SECTION 6. LENDER'S APPOINTMENT AS ATTORNEY-IN-FACT.

                        (a) Subject to SECTION 6(b) below, each Grantor hereby irrevocably constitutes and appoints Lender, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the names of such Grantor or in its own name, from time to time at Lender's discretion, for the purpose of carrying out the terms of this Guaranty and Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Guaranty and Security Agreement and, without limiting the generality of the foregoing, hereby gives Lender the power and right, on behalf of such Grantor, without notice to or assent by Grantors, to do the following:

                                (i) to ask, demand, collect, receive and give
acquittances and receipts for any and all monies due or to become due under any Collateral and, in the name of such Grantor, in its own name or otherwise to take possession of, endorse and collect any checks, drafts, note, acceptances or other Instruments for the payment of monies due under any Collateral and to file any claim or to take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Lender for the purpose of collecting any and all such monies due under any Collateral whenever payable;

                                (ii) to pay or discharge any liens, including,
without limitation, any tax lien, levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Guaranty and Security Agreement and to pay all or any part of the premiums therefor and the costs thereof, which actions shall be for the benefit of Lender and not Grantors; and

                                (iii) to (1) direct any person liable for any
payment under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder directly to Lender or as Lender shall direct, (2) receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any Collateral, (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other Instruments and Documents constituting or relating to the Collateral, (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (5) defend any suit, action or proceeding brought against Grantors with respect to any Collateral, (6) settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, give such discharges or releases as Lender may deem appropriate, and
(7) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and to do, at Lender's option and Grantors' expense, at any time, or from time to time, all acts and things which Lender may reasonably deem necessary to protect, preserve or realize upon the Collateral and Lender's security interest therein in order to effect the intent of this Guaranty and Security Agreement, all as fully and effectively as Grantors might do.

                        (b) Lender agrees that, except upon the occurrence and during the continuation of an Event of Default, it shall not exercise the power of attorney or any rights granted to Lender pursuant to this SECTION 6. Each Grantor hereby ratifies, to the extent permitted by law, all that said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this SECTION 6 is a power coupled with an interest and shall be irrevocable until the Secured Obligations are completely and indefeasibly paid and performed in full.

                        (c) The powers conferred on Lender hereunder are solely to protect Lender's interests in the Collateral and shall not impose any duty upon Lender to exercise any such powers. Lender shall have no duty as to any Collateral, including any responsibility for (a) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral or (b) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property, whether or not Lender has or is deemed to have knowledge of such matters. Without limiting the generality of the preceding sentence, Lender shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purpose as any Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default. Failure of Lender to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees, agents or representatives shall be responsible to Grantors for any act or failure to act, except for its own gross negligence or willful misconduct.

                        (d) Each Grantor also authorizes Lender, at any time and from time to time upon the occurrence and during the continuation of any Event of Default, to (i) communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts hereunder and other matters relating thereto and (ii) execute, in connection with the sale of Collateral provided for in SECTION 7, below, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                        (e) If any Grantor fails to perform or comply with any of its agreements contained herein and Lender, as provided for by the terms of this Guaranty and Security Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses, including attorneys' fees and costs, of Lender incurred in connection with such performance or compliance, together with interest thereon at a rate of interest equal to the per annum rate of interest charged on the Loans, shall be payable by such Grantor to Lender within five (5) Business Days of demand and shall constitute Secured Obligations secured hereby.

        SECTION 7. RIGHTS AND REMEDIES UPON DEFAULT.

                        (a) If any Event of Default shall occur and be continuing, Lender may exercise, in addition to all other rights and remedies granted to it under this Guaranty and Security Agreement, the Loan Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon any Grantor or any other person (all and each of which demands, presentments, protests, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may (i) reclaim, take possession, recover, store, maintain, finish, repair, prepare for sale or lease, ship, advertise for sale or lease and sell or lease (in the manner provided for herein) the Collateral, and in connection with liquidation of the Collateral and collection of the accounts receivable pledged as Collateral; and (ii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of Lender's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each Grantor authorizes Lender, on the terms set forth in this
SECTION 7, to enter the premises where the Collateral is located, to take possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which, in the opinion of Lender, appears to be prior or superior to its security interest. Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. Each Grantor further agrees, at Lender's request, to assemble the Collateral and make it available to Lender at places which Lender shall reasonably select, whether at such Grantor's premises or elsewhere. Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in the Loan Agreement, and only after so paying over such net proceeds and after the payment by Lender of any other amount required by any provision of law, including
Section 9504(1)(c) of the UCC, need Lender account for the surplus, if any, to any Grantor. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Lender arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of Lender. Each Grantor agrees that Lender need not give more than ten (10) days' prior written notice (which notification shall be deemed given in accordance with the Loan Agreement) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Lender is entitled, Grantors also being liable for the reasonable attorneys' fees or costs of any attorneys employed by Lender to collect such deficiency.

                        (b) Each Grantor agrees that in any sale of any of such Collateral, whether at a foreclosure sale or otherwise, Lender is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental authority, and each Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Lender be liable nor accountable to any Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

                        (c) Each Grantor also agrees to pay all reasonable fees, costs and expenses of Lender, including, without limitation, attorneys' fees and costs, incurred in connection with the enforcement of any of its rights and remedies hereunder.

                        (d) Each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Guaranty and Security Agreement or any Collateral.

                        (e) Each Grantor agrees that a breach of any covenants contained in this SECTION 7 will cause irreparable injury to Lender, that in such event Lender and would have no adequate remedy at law in respect of such breach and, as a consequence, agrees that in such event each and every covenant contained in this SECTION 7 shall be specifically enforceable against Grantors, and each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable.

        SECTION 8. LIMITATION ON LENDER'S DUTY IN RESPECT OF COLLATERAL. Lender's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as Lender deals with similar property for its own account. Neither Lender nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Lender hereunder are solely to protect Lender's interests in the Collateral and shall not impose any duty upon Lender to exercise any such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither Lender nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

        SECTION 9. REINSTATEMENT. This Guaranty and Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment. for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor's property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee -of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

        SECTION 10. INVESTMENT PROPERTY; PLEDGED NOTES.

                        (a) Unless an Event of Default shall have occurred and be continuing and Lender shall have given notice to the relevant Grantor of Lender's intent to exercise its corresponding rights pursuant to Section 10(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, and to exercise all voting and corporate rights with respect to the Investment Property, provided however, that no vote shall be cast or corporate right exercised or other action taken which would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Loan Agreement, this Guaranty and Security Agreement or any other Loan Document.

                        (b) If an Event of Default shall occur and be continuing and Lender shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) Lender shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Secured Obligations in such order as Lender may determine, and (ii) any or all of the Investment Property shall be registered in the name of Lender or its nominee, and Lender or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or Lender of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Lender may determine), all without liability except to account for property actually received by it, but Lender shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                        (c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from Lender in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Guaranty and Security Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) if an Event of Default has occurred and is continuing and Lender has given the notice under
Section 10(b) above, pay any dividends or other payments with respect to the Investment Property directly to Lender.

                        (d) Each Grantor recognizes that Lender may be unable to effect a public sale of any or all the Pledged Stock by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obligated to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Lender shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

                        (e) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 10 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 10 will cause irreparable injury to Lender, that Lender has no adequate remedy at law in respect of such breach, and, as a consequence, that each and every covenant contained in this Section 10 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred or is continuing under the Loan Agreement.

        SECTION 11. GUARANTEE.

                11.1 GUARANTEE.

                        (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to Lender and its respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

                        (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 11.2).

                        (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 11 or affecting the rights and remedies of Lender hereunder.

                        (d) The guarantee contained in this Section 11 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 11 shall have been satisfied by payment or performance in full, notwithstanding that from time to time during the term of the Loan Agreement the Borrower may be free from any Borrower Obligations.

                        (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment, of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid or otherwise satisfied in full.

                11.2 RIGHT OF CONTRIBUTION. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 11.3. The provisions of this Section 11.2 shall in no respect limit the obligations and liabilities of any Guarantor to Lender, and each Guarantor shall remain liable to Lender for the full amount guaranteed by such Guarantor hereunder.

                11.3 NO SUBROGATION. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by Lender, no Guarantor shall be entitled to be subrogated to any of the rights of Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to Lender by the Borrower on account of the Borrower Obligations are paid or other-wise satisfied in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Lender, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to Lender in the exact form received by such Guarantor (duly indorsed by such Guarantor to Lender, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as Lender may determine.

                11.4 AMENDMENTS, ETC. WITH RESPECT TO THE BORROWER OBLIGATIONS. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of fights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by Lender may be rescinded by Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Lender, and the Loan Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Lender may deem advisable from time to time, and any collateral security, guarantee or fight of offset at any time held by Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Lender shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 11 or any property subject thereto.

                11.5 GUARANTEE ABSOLUTE AND UNCONDITIONAL. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by Lender upon the guarantee contained in this Section 11 or acceptance of the guarantee contained in this Section 11; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this
Section 11; and all dealings between the Borrower and any of the Guarantors, on the one hand, and Lender, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 11. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 11 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Loan Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or fight of offset with respect thereto at any time or from time to time held by Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 11, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Lender against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                11.6 REINSTATEMENT. The guarantee contained in this Section 11 shall continue to be effective, or be reinstated, as the case may be, if at any time payment or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

                11.7 PAYMENT. Each Guarantor hereby guarantees that payments hereunder will be paid to Lender without set-off or counterclaim in Dollars at the office of Lender set forth in the Loan Agreement.

                SECTION 12. MISCELLANEOUS.

                12.1 NOTICES. Any notice or other communication hereunder to any party shall be addressed and delivered (and shall be deemed given) in accordance with the Loan Agreement.

                12.2 SEVERABILITY. Any provision of this Guaranty and Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                12.3 HEADINGS. The various headings in this Guaranty and Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this agreement or any provisions hereof.

                12.4 NO WAIVER; CUMULATIVE REMEDIES.

                        (a) Lender shall not by any act (except by a written instrument pursuant to Section 12.4(c)), delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder or under the Loan Agreement, nor shall any single or partial exercise of any right, power, privilege or remedy hereunder or thereunder on any one or more occasions preclude the further exercise thereof or the exercise of any other right or remedy under any of the Loan Documents. A waiver by Lender of any night or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion.

                        (b) The rights and remedies hereunder provided or provided under the Loan Agreement are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law or by any of the other Loan Documents.

                        (c) None of the terms or provisions of this Guaranty and Security Agreement may be waived, altered, modified, supplemented or amended except by an instrument in writing, duly executed by each Grantor and Lender.

                12.5 TIME IS OF THE ESSENCE. Time is of the essence for the performance of each of the terms and provisions of this Guaranty and Security Agreement.

                12.6 TERMINATION OF THIS GUARANTY AND SECURITY AGREEMENT; SUBORDINATION OF LIENS.

                        (a) Subject to SECTION 9, above, this Guaranty and Security Agreement shall terminate upon the full, complete and final payment or performance of all of the Secured Obligations and the termination of the Commitments; provided that, if any item of Collateral is sold or otherwise disposed of in accordance with and as permitted under the Loan Agreement, this Guaranty and Security Agreement, or any other Loan Document, the security interests created hereby in such item (but not in any Proceeds arising from such sale or other disposition) shall cease immediately without any further action on the part of Lender. Upon any such termination of the security interests or release of Collateral, Lender will, at the Grantors' expense, execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination or such release, as the case may be.

                        (b) Lender agrees that the security interests created hereby in any Collateral subject to a Lien permitted by clause (g) of the definition of "Permitted Liens" shall be subordinate to such Lien, to the extent permitted by applicable-law.

                12.7 SUCCESSORS AND ASSIGNS. This Guaranty and Security Agreement and all obligations of Grantors hereunder shall be binding upon the successors and assigns of Grantors, and shall, together with the rights and remedies of Lender hereunder, inure to the benefit of Lender, any future holder of any Revolving Note and their respective successors and assigns; provided, however, that no Grantor may assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender; provided further, however, that Lender may assign or transfer its rights or obligations hereunder, and may sell participations herein, only to the extent permitted by Section 8.8 of the Loan Agreement. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the security interest created herein and granted to Lender hereunder.

                12.8 GOVERNING LAW. This Guaranty and Security Agreement has been delivered to and accepted by Lender in the State of New York. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                12.9 COUNTERPARTS. This Guaranty and Security Agreement may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each such agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto.

                12.10 ENFORCEMENT EXPENSES; INDEMNIFICATION.

                        (a) Each Guarantor agrees to pay or reimburse Lender for all its reasonable costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 11 or otherwise enforcing or preserving any rights under this Guaranty and Security Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to Lender.

                        (b) Each Guarantor agrees to pay, and to save Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Guaranty and Security Agreement other than taxes measured on Lender's net income.

                        (c) Each Guarantor agrees to pay, and to save Lender harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guaranty and Security Agreement.

                        (d) The agreements in this Section 12.10 shall survive repayment of the Secured Obligations and all other amounts payable under the Loan Agreement and the other Loan Documents.

                12.11 SET-OFF. Each Grantor hereby irrevocably authorizes Lender at any time and from time to time, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as Lender may elect, against and on account of the obligations and liabilities of such Grantor to Lender hereunder and claims of every nature and description of Lender against such Grantor, in any currency, whether arising hereunder, under the Loan Agreement, any other Loan Document or otherwise, as Lender may elect whether or not Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Lender shall notify such Grantor promptly of any such set-off and the application made by Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 12.11 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Lender may have.

                12.12 INTEGRATION. This Guaranty and Security Agreement and the other Loan Documents represent the entire agreement of the Grantors and the Lender with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by Lender relative to the subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

                12.13 SUBMISSION TO JURISDICTION; WAIVERS. Each Grantor hereby irrevocably and unconditionally:

                        (a) submits for itself and its property in any legal action or proceeding relating to this Guaranty and Security Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof,

                        (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                        (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 12.1 or at such other address of which Lender shall have been notified pursuant thereto;

                        (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                        (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                12.14 ACKNOWLEDGMENT. Each Grantor hereby acknowledges that:

                        (a) it has been advised by counsel in the negotiation, execution and delivery of this Guaranty and Security Agreement and the other Loan Documents to which it is a party,

                        (b) Lender does not have any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Guaranty and Security Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Lender, on the other hand, in connection herewith or therewith is solely that of debtor and creditor, and

                        (c) no joint venture is created hereby or by the other Loan Documents or other-wise exists by virtue of the transactions contemplated hereby among the Grantors and Lender.

                12.15 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY AND SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

        IN WITNESS WHEREOF, each of the parties hereto has caused this Guaranty and Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

GRANTORS                                ORGANIC, INC., a Delaware corporation


                                        By: /s/ SUSAN FIELD
                                           ----------------------------------
                                        Printed Name: Susan Field
                                                      -----------------------
                                        Title: Executive Vice President and
                                               ------------------------------
                                               Chief Financial Officer
                                               ------------------------------

                                        ORGANIC MEDIA, INC., a Delaware
                                        corporation

                                        By: /s/ SUSAN FIELD
                                           ----------------------------------
                                        Printed Name: Susan Field
                                                      -----------------------
                                        Title: Executive Vice President and
                                               ------------------------------
                                               Chief Financial Officer
                                               ------------------------------


ACCEPTED AND ACKNOWLEDGED BY:

OMNICOM GROUP INC., a New York corporation


By: /s/ BARRY J. WAGNER
    ---------------------------------
Printed Name: Barry J. Wagner
              -----------------------
Title: Secretary
       ------------------------------